As filed with the Securities and Exchange Commission on October 2, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement.
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to § 240.14a-12.

CADOGAN OPPORTUNISTIC ALTERNATIVES FUND, LLC
(Name of Registrant as Specified in its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CADOGAN OPPORTUNISTIC ALTERNATIVES FUND, LLC

149 Fifth Avenue, 15th Floor, New York, NY 10010
(212) 585-1600

Update on Certain Information Included in Proxy Statement

To the Shareholders:

As previously announced, Cadogan Opportunistic Alternatives Fund, LLC  (the “Fund”) will hold a Special Meeting of Shareholders (the “Meeting”) on October 7th, 2009 at 10:30 a.m. Eastern Time at 149 Fifth Avenue, 15th Floor, New York, NY 10010.  Please call (212) 650-4676 if you have any questions relating to attending the Meeting in person.

The Proxy Statement previously distributed to Shareholders in connection with the Meeting is hereby supplemented as follows:

•     Effective September 30th, 2009, certain executives of Cadogan Management, LLC (the “Adviser”) tendered their respective equity interests in the Adviser to Fortis Investment Management USA, Inc. (“FIMUSA”).  As a result of these transactions, FIMUSA is the sole holder of the Adviser’s equity.

•     Stuart Leaf, Chief Executive Officer of the Adviser, has decided to resign forthwith from his position at the Adviser, together with other members of the senior management team.  As a result, the section of the Proxy Statement entitled “Executive Officers and Directors of Cadogan and BNP” is hereby replaced in its entirety with the following:

  Executive Officers and Directors of Cadogan and BNP

Cadogan is a registered investment adviser under the Investment Advisers Act of 1940, as amended.  Information regarding the principal executive officers and directors of Cadogan is set forth below.  Cadogan’s address is 149 Fifth Avenue, New York, New York 10010.  Cadogan is a wholly-owned subsidiary of Fortis Investment Management USA, Inc., located at 75 State Street, Suite 27, Boston, Massachusetts 02109.  Fortis Investment Management SA, located at Avenue L’Astronome, 14, Brussels, Belgium 1210, owns 100% of Fortis Investment Management USA, Inc. and is majority owned by Fortis Bank SA/NV, located at Montagne du Parc3, Brussels, Belgium 1000.  BNP Paribas, located at Boulevard des Italiens, Paris, France, owns 74.93% of Fortis Bank SA/NV.  The address for each of the persons listed below, as it relates to his or her duties with Cadogan, is the same as that of Cadogan.

Name	Position with Investment Advisor and Principal Occupation
John B. Trammell	President and Chief Executive Officer
Joel Gantcher	Co-Chief Investment Officer
Sander van Stijn	Co-Chief Investment Officer
Matthew A. Jenal	Chief Financial Officer
Dorothy Carmel	Director of Research and Head of Risk
Waldo M. Abbot	Country Manager – Fortis Americas
William L. Braman	Chief Executive Officer – Fortis Americas
Nicolas Faller	Global Head, Distribution Partners,

Fortis Investments
Paul Martin	Global Head, Compliance, Fortis Investments

To the extent the Proxy Statement is inconsistent with the information detailed above, the Proxy Statement is modified and superseded.  All other information in the Proxy Statement, including the matters to be voted on at the Meeting, remains the same.

By order of the Board of Directors

Dated: October 2nd, 2009